CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          SYSTEMS ASSURANCE CORPORATION

     SYSTEMS ASSURANCE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Systems Assurance Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED: That this Board of Directors hereby declares it advisable that the Certificate of Incorporation of the Corporation be amended by deleting paragraph 4 thereof in its entirety and substituting therefor the following:

               4. The total number of shares of capital stock which this Corporation shall have authority to issue is fifteen million (15,000,000) shares of Common Stock, and the par value of each such share is one cent ($.01).

     SECOND: That thereafter, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the aforesaid amendment.

     THIRD: That said amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation will not be reduced by reason of the aforesaid amendment.

     IN  WITNESS  WHEREOF,   Systems  Assurance   Corporation  has  caused  this
certificate to be signed by Ronald A. Grant, its President,  and attested by Lea
B. Pendleton, its Assistant Secretary this 7th day of June, 1984.

                                         SYSTEMS ASSURANCE CORPORATION


                                         By:____________________________________
                                              Ronald A. Grant, President

ATTEST:

By:________________________
     Lea B. Pendleton,
     Assistant Secretary